SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) March 21, 2002

                            DISEASE SCIENCES, Inc.
            (Exact name of registrant as specified in its charter)


   Delaware                      0-27865                         13-264091
(State or other                (Commission                     (IRS Employer
 jurisdiction of               File Number)                  Identification No.)
  formation)


 620 Herndon Parkway, Suite 360, Herndon, Virginia                    20170
--------------------------------------------------                 ---------
    (Address of principal executive offices)                       (Zip Code)


        Registrant's telephone number, including area code (703) 563-6565


Item 2.           Acquisitions or Dispositions

On March 21, 2002, Disease Sciences, Inc. executed an Agreement and Plan of Merger (DSSC Agreement) with Iceweb Communications, Inc., a Delaware Corporation and its shareholders. Under the terms of the DSSC Agreement Iceweb was acquired by and became a wholly owned subsidiary of DSSC. Pursuant to the DSSC Agreement, each of the 22,720,500 shares of common stock of ICEWEB issued and outstanding immediately prior to the Merger were converted into the right to receive 1.07 shares of restricted common stock of DSSC, for an aggregate of 24,311,000 DSSC Common Shares. The source of the approximately 24,311,000 DSSC Common Shares being exchanged for approximately 22,720,500 Iceweb Common Shares is as follows:
5,600,000 DSSC Common Shares were returned to the DSSC Treasury following the redemption of DSSC Common Shares; and approximately 18,711,000 additional DSSC Common Shares were issued from the DSSC Treasury. DSSC redeemed 5,600,000 Common Shares from Dr. Goldstein and Brian Johns in consideration for (a) forgiveness of $10,000 promissory notes owing by each to DSSC; and (b) payment of $55,000 by DSSC to each of Goldstein and John.

Each of the 5,441,000 warrants to purchase ICEWEB Common Shares issued and outstanding immediately prior to the Merger but not exercised were converted into the right to receive one warrant to purchase 1.07 Common Shares upon exercise of said warrant. The 6,980,000 warrants to purchase DSSC Common Shares remain issued and outstanding. None of said warrants has been exercised.

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Options to purchase ICEWEB Common Shares issued and outstanding immediately prior to the Merger but not exercised shall be converted into the right to receive one option to purchase 1.07 Common Shares upon exercise of said options.

Giving effect to the recapitalization, the exchanging Iceweb Shareholders are the DSSC Controlling Shareholders after the Merger. DSSC has a total of 29,460,935 shares of Common Stock issued and outstanding. The significant shareholders with 5% or more of the shares are John R. Signorello with 61.7% of the shares and Michael VanPatten with 5.12% of the shares. The closing of the agreement has resulted in a change in control of Disease Sciences, Inc.

The foregoing described transaction was previously disclosed in the Company's Current Report on Form 8-K, filed April 4, 2002. The purpose of this filing is to amend that Current Report on Form 8-K by filing certain financial statements and other financial information required by Regulations S-X and identified in
Item 7 below.


Item 7.           Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

         The audited balance sheets of Iceweb, Inc. as of September 30, 2001 and September 30, 2000, and the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended, with the unaudited interim period balance sheet of Iceweb, Inc. as of March 31, 2002 and the related statement of operations, changes in stockholders deficit and cash flows from October 1 2001, to March 31, 2002. This is shown on a comparative basis to the same period for the previous fiscal year. This is attached hereto as Exhibit 99.1.

(b)      Pro Forma Information

         The unaudited pro forma financial information of DSSC relating to the Iceweb, Inc. acquisition is attached hereto as Exhibit 99.2.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant's behalf.

                                            DISEASE SCIENCES, INC.


                                            By:  /s/ John R. Signorello
                                            ------------------------
                                            Name: John R. Signorello
                                            Title: CEO

Dated:    June 14, 2002

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                                  EXHIBIT INDEX


Exhibit No.       Description

      99.1 The audited balance sheets of Iceweb, Inc. as of September 30, 2001 and 2000, and the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended. The unaudited interim period balance sheets of Iceweb, Inc. as of as of March 31, 2002 and 2001 and the related statement of operations, changes in stockholders equity and cash flows from October 1 2001, to March 31, 2002 is also shown on a comparative basis to the same period for the previous fiscal year.

      99.2        Unaudited pro forma combined financial statements.